Exhibit 99.01
Valero Energy Corporation Reports Second Quarter 2010 Results
Best Quarterly Results Since Third Quarter 2008; Company Continues Focus on Cost
Reductions and Portfolio Improvements
SAN ANTONIO, July 27, 2010 — Valero Energy Corporation (NYSE: VLO) today reported income from continuing operations of $530 million, or $0.93 per share, for the second quarter of 2010, compared to a loss from continuing operations of $191 million, or $0.36 per share, for the second quarter of 2009. For the six months ended June 30, 2010, income from continuing operations was $429 million, or $0.76 per share, compared to income from continuing operations of $173 million, or $0.33 per share for the six months ended June 30, 2009. For all periods shown in the accompanying tables, discontinued operations relate to the refinery in Delaware City, Delaware, which the company shut down in 2009 and sold in the second quarter of 2010.
Operating income in the second quarter of 2010 was $921 million, versus an operating loss of $192 million in the second quarter of 2009. The $1.1 billion increase in operating income was mainly due to higher margins for diesel and many of the company’s secondary products, such as petrochemicals, asphalt, and lube oils, as well as better discounts for low-quality feedstocks.
“It’s great to be profitable again,” said Valero Chairman and CEO Bill Klesse. “Our second quarter results really showed the earnings power of our assets. Our system of high-conversion refineries was able to take advantage of higher margins on products and wider discounts on sour crude oils. Another highlight is that our refining operating expenses for the second quarter fell to $3.55 per barrel, which was our lowest cost per barrel since the second quarter of 2009.”
Commenting on the outlook for refining, Klesse said, “So far in the third quarter, product margins and feedstock discounts have continued at relatively good levels, although down from the second quarter in most of our regions. We remain cautiously optimistic that global economic expansion will drive growth in refined-products demand. Valero makes and sells fuels, so we need consumers to get back to work and the economy to grow faster.”
The company’s retail segment continued its record-setting performance with $109 million in operating income, which was the best second quarter in Valero’s history. The Canadian retail operations continued to perform well with $33 million of operating income, while the U.S. operations had impressive results of $76 million in operating income on strong fuel margins.

“Our ethanol business also continues to do well with $35 million of operating income in the second quarter despite difficult industry conditions,” said Klesse. “We have established a strong position as one of the largest, most competitive producers in the ethanol industry by building a portfolio of world-scale, cost-advantaged plants. Acquiring these plants at large discounts to new-build prices and leveraging our overhead structure has helped us to earn good returns on investment, even when margins were low.”
Regarding cash flows in the second quarter of 2010, capital spending was $517 million, of which $114 million was for turnaround and catalyst expenditures. Also in the second quarter, the company spent $223 million to pay down debt, paid $28 million in dividends on its common stock, and received $220 million in proceeds from the sale of the Delaware City assets. The company ended the second quarter with $2 billion in cash and temporary cash investments. For the full-year 2010, the company expects capital spending of approximately $2.3 billion.
“We continue to make progress on strengthening our portfolio of assets,” Klesse said. “In June, we closed on the sale of the Delaware City assets, and we started turnaround maintenance at our Aruba refinery. When complete in September, this work will provide us the option to resume operations at the Aruba refinery if conditions are profitable and will enhance strategic alternatives for the refinery. Despite the fact that the Paulsboro refinery was profitable in the second quarter, we are continuing to evaluate its strategic alternatives.”
Klesse concluded, “While we are pleased with the second quarter results, our priorities are to reduce costs and maintain our strong financial position. Early in 2010, we announced a goal to achieve $100 million in pre-tax cost savings this year. At the end of June, we were ahead of schedule and had already captured $90 million of cost savings through numerous initiatives and hard work by our employees. We remain focused on improving the long-term quality of our assets and our competitiveness in the global marketplace.”
Valero’s senior management will hold a conference call at 11:00 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio with approximately 21,000 employees. The company owns or operates 15 refineries with a combined throughput capacity of approximately 2.8 million barrels per day. Valero is also a leading ethanol producer with ten ethanol plants in the Midwest with a combined capacity of 1.1 billion gallons per year, and is one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon brands. Please visit www.valero.com for more information.

Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
STATEMENT OF INCOME DATA (1) (2):
Operating Revenues (3)	$21,775	$17,376	$41,418	$30,704

Costs and Expenses:
Cost of Sales	19,320	16,014	37,456	27,218
Operating Expenses	847	781	1,759	1,626
Retail Selling Expenses	187	171	360	340
General and Administrative Expenses (4)	131	122	228	267
Depreciation and Amortization Expense	367	361	724	711
Asset Impairment Loss (5)	2	119	2	141

Total Costs and Expenses	20,854	17,568	40,529	30,303

Operating Income (Loss)	921	(192)	889	401

Other Income (Expense), Net	1	(23)	12	(24)

Interest and Debt Expense:
Incurred	(138)	(118)	(285)	(237)
Capitalized	22	34	42	73

Income (Loss) from Continuing Operations Before Income Tax Expense (Benefit)	806	(299)	658	213

Income Tax Expense (Benefit)	276	(108)	229	40

Income (Loss) from Continuing Operations	530	(191)	429	173

Income (Loss) from Discontinued Operations, Net of Income Taxes	53	(63)	41	(118)

Net Income (Loss)	$583	$(254)	$470	$55

Earnings (Loss) per Common Share:
Continuing Operations	$0.94	$(0.36)	$0.76	$0.33
Discontinued Operations	0.10	(0.12)	0.07	(0.22)

Total	$1.04	$(0.48)	$0.83	$0.11

Weighted Average Common Shares Outstanding (in millions)	563	525	563	520

Earnings (Loss) per Common Share — Assuming Dilution:
Continuing Operations	$0.93	$(0.36)	$0.76	$0.33
Discontinued Operations	0.10	(0.12)	0.07	(0.22)

Total	$1.03	$(0.48)	$0.83	$0.11

Weighted Average Common Shares Outstanding — Assuming Dilution (in millions) (6)	567	525	567	525

	June 30,	December 31,
	2010	2009
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$2,001	$825

Total Debt	$8,034	$7,400

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Operating Income (Loss) by Business Segment:
Refining	$921	$(143)	$870	$550

Retail:
U.S.	76	36	109	61
Canada	33	29	71	60

Total Retail	109	65	180	121

Ethanol	35	22	92	22

Total Before Corporate	1,065	(56)	1,142	693
Corporate	(144)	(136)	(253)	(292)

Total	$921	$(192)	$889	$401

Depreciation and Amortization by Business Segment:
Refining	$318	$318	$629	$634

Retail:
U.S.	18	18	36	35
Canada	9	8	17	14

Total Retail	27	26	53	49

Ethanol	9	5	17	5

Total Before Corporate	354	349	699	688
Corporate	13	12	25	23

Total	$367	$361	$724	$711

Operating Highlights:
Refining (2) (5):
Throughput Margin per Barrel	$9.39	$4.74	$7.70	$6.77

Operating Costs per Barrel:
Refining Operating Expenses	$3.55	$3.39	$3.96	$3.69
Depreciation and Amortization	1.50	1.47	1.57	1.48

Total Operating Costs per Barrel	$5.05	$4.86	$5.53	$5.17

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	472	451	457	505
Medium/Light Sour Crude	522	550	493	559
Acidic Sweet Crude	59	103	51	105
Sweet Crude	689	609	666	582
Residuals	211	226	174	172
Other Feedstocks	128	176	128	169

Total Feedstocks	2,081	2,115	1,969	2,092
Blendstocks and Other	256	277	248	279

Total Throughput Volumes	2,337	2,392	2,217	2,371

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,148	1,141	1,090	1,097
Distillates	780	775	720	792
Petrochemicals	76	70	72	65
Other Products (7)	352	408	355	416

Total Yields	2,356	2,394	2,237	2,370

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Refining Operating Highlights by Region (8):
Gulf Coast:
Operating Income (Loss)	$650	$(81)	$639	$109

Throughput Volumes (Mbbls per Day)	1,329	1,395	1,234	1,355

Throughput Margin per Barrel	$10.28	$3.94	$8.35	$5.48

Operating Costs per Barrel:
Refining Operating Expenses	$3.34	$3.17	$3.85	$3.58
Depreciation and Amortization	1.57	1.41	1.64	1.46

Total Operating Costs per Barrel	$4.91	$4.58	$5.49	$5.04

Mid-Continent:
Operating Income	$151	$18	$140	$191

Throughput Volumes (Mbbls per Day)	390	370	377	385

Throughput Margin per Barrel	$9.13	$6.03	$7.32	$8.07

Operating Costs per Barrel:
Refining Operating Expenses	$3.54	$3.75	$3.79	$3.73
Depreciation and Amortization	1.36	1.72	1.48	1.59

Total Operating Costs per Barrel	$4.90	$5.47	$5.27	$5.32

Northeast:
Operating Income (Loss)	$24	$(42)	$26	$125

Throughput Volumes (Mbbls per Day)	356	343	344	351

Throughput Margin per Barrel	$5.49	$3.05	$5.64	$6.46

Operating Costs per Barrel:
Refining Operating Expenses	$3.38	$3.12	$3.81	$3.25
Depreciation and Amortization	1.35	1.30	1.40	1.25

Total Operating Costs per Barrel	$4.73	$4.42	$5.21	$4.50

West Coast:
Operating Income	$98	$79	$67	$264

Throughput Volumes (Mbbls per Day)	262	284	262	280

Throughput Margin per Barrel	$10.55	$9.03	$7.89	$11.66

Operating Costs per Barrel:
Refining Operating Expenses	$4.87	$4.37	$4.92	$4.73
Depreciation and Amortization	1.57	1.61	1.55	1.73

Total Operating Costs per Barrel	$6.44	$5.98	$6.47	$6.46

Operating Income (Loss) for Regions Above	$923	$(26)	$872	$689
Asset Impairment Loss Applicable to Refining	(2)	(117)	(2)	(139)

Total Refining Operating Income (Loss)	$921	$(143)	$870	$550

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Retail — U.S.:
Company-Operated Fuel Sites (Average)	990	1,001	989	1,003
Fuel Volumes (Gallons per Day per Site)	5,196	5,119	5,070	5,052
Fuel Margin per Gallon	$0.220	$0.125	$0.181	$0.121
Merchandise Sales	$316	$307	$588	$573
Merchandise Margin (Percentage of Sales)	28.9%	28.6%	28.9%	29.5%
Margin on Miscellaneous Sales	$22	$21	$44	$44
Selling Expenses	$122	$115	$233	$229

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,098	3,093	3,088	3,176
Fuel Margin per Gallon	$0.276	$0.253	$0.287	$0.252
Merchandise Sales	$61	$49	$113	$88
Merchandise Margin (Percentage of Sales)	30.6%	29.2%	31.0%	29.5%
Margin on Miscellaneous Sales	$9	$7	$19	$15
Selling Expenses	$65	$56	$127	$111

Ethanol (1):
Ethanol Production (Thousand Gallons per Day)	3,190	1,547	2,864	778
Gross Margin per Gallon of Ethanol Production	$0.47	$0.49	$0.54	$0.49
Operating Costs per Gallon of Ethanol Production:
Ethanol Operating Expenses	$0.31	$0.30	$0.33	$0.30
Depreciation and Amortization	0.03	0.03	0.03	0.03

Total Operating Costs per Gallon of Ethanol Production	$0.34	$0.33	$0.36	$0.33

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$77.80	$59.54	$78.24	$51.26
WTI Less Sour Crude Oil (9)	$3.78	$0.33	$3.44	$1.02
WTI Less Mars Crude Oil	$0.36	$2.19	$1.65	$0.70
WTI Less Maya Crude Oil	$9.75	$4.57	$9.33	$4.51

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$10.22	$10.57	$8.68	$9.36
No. 2 Fuel Oil Less WTI	$9.21	$3.84	$7.44	$7.34
Ultra-Low-Sulfur Diesel Less WTI	$12.14	$6.16	$9.82	$9.38
Propylene Less WTI	$6.11	$(10.89)	$11.86	$(8.69)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$10.39	$10.58	$8.55	$9.58
Low-Sulfur Diesel Less WTI	$13.29	$6.24	$10.00	$8.94
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$9.49	$9.85	$8.68	$8.99
No. 2 Fuel Oil Less WTI	$10.12	$4.69	$8.50	$9.06
Lube Oils Less WTI	$52.36	$25.64	$43.34	$46.37
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$16.50	$18.07	$13.54	$18.60
CARB Diesel Less WTI	$14.45	$7.92	$11.44	$10.81
New York Harbor Corn Crush (Dollars per Gallon)	$0.36	$0.29	$0.41	$0.30

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)
Valero acquired seven ethanol plants in the second quarter of 2009 and three ethanol plants in the first quarter of 2010. The Statement of Income Data includes the results of operations of those plants commencing on their respective acquisition or closing dates. The ethanol plants acquired in 2009 were purchased from VeraSun Energy Corporation under three closings that occurred on April 1, 2009, April 9, 2009 and May 8, 2009. The first closing included plants in Charles City, Fort Dodge, and Hartley, Iowa; Aurora, South Dakota; and Welcome, Minnesota. The second closing was for a plant in Albert City, Iowa, and the final closing was for a plant in Albion, Nebraska. Of the three plants acquired in the first quarter of 2010, two plants located in Bloomingburg, Ohio and Linden, Illinois were purchased from ASA Ethanol Holdings, LLC on January 13, 2010, and the third plant in Jefferson, Wisconsin was purchased from Renew Energy LLC on February 4, 2010. Ethanol production volumes reflected herein are based on total production during each period divided by actual calendar days per period.

(2)
During the fourth quarter of 2009, Valero permanently shut down its refinery in Delaware City, Delaware, and wrote down the book value of the refinery assets to net realizable value. On June 1, 2010, Valero sold the shutdown refinery assets and the terminal and pipeline assets also located in Delaware City to PBF Energy Partners LP for $220 million in proceeds. The results of operations of the shutdown refinery are reflected as discontinued operations for all periods presented. For the three and six months ended June 30, 2010, those results include a gain of $92 million ($58 million after taxes) on the sale of the refinery assets. The gain primarily results from the scrap value of the refinery assets and the reversal of certain liabilities recorded in the fourth quarter of 2009 associated with the shut down of the refinery, which will not be incurred because of the sale. The terminal and pipeline assets previously associated with the refinery were not shut down and continued to be operated until the date of their sale. The results of operations of those assets, including an insignificant gain on the sale, are reflected in continuing operations for all periods presented. The refining segment and Northeast Region operating highlights presented in this earnings release exclude the Delaware City Refinery for all periods.

(3)
Includes excise taxes on sales by Valero’s U.S. retail system of $225 million and $229 million for the three months ended June 30, 2010 and 2009, respectively, and $433 million and $433 million for the six months ended June 30, 2010 and 2009, respectively.

(4)
General and administrative expenses for the six months ended June 30, 2010 includes the recognition of a favorable settlement with one of Valero’s third-party insurers for $40 million. The settlement relates to Valero’s claim of insurance coverage in connection with losses incurred in prior periods, including a $40 million charge in the third quarter of 2009, related to certain litigation.

(5)
The asset impairment loss for all periods presented relates primarily to the permanent cancellation of certain capital projects classified as “construction in progress” as a result of the unfavorable impact of the economic slowdown on refining industry fundamentals. Such loss has been reclassified from Operating Expenses and presented separately for comparability with the current presentation. The asset impairment loss has been excluded from operating costs in determining operating costs per barrel, resulting in an adjustment to the operating costs per barrel previously reported in 2009. The after-tax amounts pertaining to the asset impairment loss reflected in the Statement of Income Data are $1 million and $78 million for the three months ended June 30, 2010 and 2009, respectively, and $1 million and $92 million for the six months ended June 30, 2010 and 2009, respectively.

(6)	Common equivalent shares have been excluded from the computation of diluted loss per common share for the three months ended June 30, 2009 as the effect of including such shares would be antidilutive.

(7)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(8)
The regions reflected herein contain the following refineries: Gulf Coast — Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent — McKee, Ardmore, and Memphis Refineries; Northeast — Quebec City and Paulsboro Refineries; and West Coast — Benicia and Wilmington Refineries.

(9)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.